EXHIBIT 10.1

2014 OMNIBUS STOCK PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

On the Date of Grant set forth below, The Davey Tree Expert Company (the “Company”) grants to the Grantee named below, in accordance with the terms of The Davey Tree Expert Company 2014 Omnibus Stock Plan and any rules promulgated by the Committee from time to time for the administration of such plan (the “Plan”) and this Stock Option Agreement (the “Agreement”), a Stock Option to purchase the number of Shares set forth below (the “Option”). Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan.
I.    NOTICE OF STOCK OPTION GRANT

Name of Grantee (the “Grantee”):
Date of Grant:
Number of Shares (the "Shares"):
Exercise Price per Share (the "Exercise Price"):
Vesting Schedule:
Expiration Date:
II.    STOCK OPTION AGREEMENT

1.
Grant of Option. The Company hereby grants to the Grantee the option to purchase the number of Shares set forth above at the exercise price per Share set forth above, subject to the terms and conditions of the Plan and this Agreement.

2.
Vesting and Exercisability of Option. The Option shall become vested and exercisable as to a ratable portion of the Shares (subject to such rounding conventions as maintained by the Company from time to time) on each of the Vesting Dates set forth above (each, a “Vesting Date”), provided that the Grantee shall have remained in the employ of the Company or an Affiliate of the Company through the applicable Vesting Date.

3.
Forfeiture of Option. To the extent the Option has not yet vested pursuant to Section 2, the Option shall be forfeited without further action or notice if the Grantee’s employment with the Company or an Affiliate of the Company terminates prior to a Vesting Date.

4.
Term. The Grantee may not exercise the Option before the commencement of its term or after its term expires. During the term of the Option, the Grantee may exercise the Opting only to the extent vested. The term of the Option commences on the Date of Grant and expires upon the earliest of the following:

(a)	Immediately upon the Grantee’s termination of employment with the Company or an Affiliate of the Company for any reason other than Retirement or disability;

(b)	With respect to the vested portion of the Option, three (3) months after the termination of the Grantee’s employment with the Company or an Affiliate of the Company by reason of Retirement;

(c)
With respect to the vested portion of the Option, twelve (12) months after the termination of the Grantee’s employment with the Company or an Affiliate of the Company by reason of the Grantee’s disability; or

(d)	The Expiration Date.

5.	Non-Transferability of Option. The Option is non-transferable.

6.
Entire Agreement; Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement and supersedes all prior written or oral communications, representations, and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern.

7.	Adjustments. The number and kind of Shares subject to the Option and the Exercise Price of the Option are subject to adjustment as provided in Section 4(c) of the Plan.

8.
Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the permitted successors, administrators, heirs, legal representatives, and assigns of the Grantee, and the successors and assigns of the Company.

9.
Choice of Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to any rule or principle of conflicts or choice of law that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

10.
Plan and Prospectus Delivery. By signing this Agreement, the Grantee acknowledges that copies of the Plan, Plan Prospectus, and the Company’s most recent Annual Report an Proxy Statement (the “Prospectus Information”) either have been received by or provided to the Grantee, and the Grantee consents to receiving the Prospectus Information electronically or, in the alternative, agrees to contact the Chief Financial Officer of the Company to request a paper copy of the Prospectus Information at no charge. The Grantee also represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts this Award on the terms and subject to the conditions set forth herein and in the Plan. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant.

THE DAVEY TREE EXPERT COMPANY

By:
Name:
Title:

GRANTEE

Name:
Address:

NOTE: If your signed Non-Qualified Stock Option Agreement is not received by the Chief Financial Officer of the Company by [________], [20__], this Option shall be forfeited in full.